Exhibit 20.1


Chase Manhattan Bank Grantor Trust 1996A

From: The Chase Manhattan Bank

To:   Norwest Bank Minnesota, N.A.


                   MONTHLY CERTIFICATEHOLDER'S REPORT
                   ----------------------------------

Due Period 9 Beginning Date                      10/01/1996
Due Period 9 End Date                            10/31/1996
Determination Date                               11/08/1996
Remittance Date                                  11/15/1996


I.    Monthly Principal and Principal Carryover Shortfall to Certificateholders
      (Per $1000 of Original Principal Amount)                  $ 29.7819934006

II.   Monthly Interest and Unpaid Interest to Certificateholders
      (Per $1000 of Original Principal Amount)                   $ 3.2296244439

III.  Monthly Expenses Summary

      A. Servicing Fee Disbursement                                $ 915,638.13
      B. Cash Collateral Account Expense                                 $ 0.00
      C. Total Expenses paid
         (per $1000 of Original Principal Amount)                $ 0.6210816220

IV.   Cash Collateral Account Deposit Amount                             $ 0.00

V.    Outstanding Advance Summary

      A. From Prior Period                                       $ 3,221,271.54
      B. From Current Period                                     $ 3,423,449.19
      C. Change in Amount Between Periods (Lines B - A)            $ 202,177.65

VI.   Pool Factor Information

      A. Certificate Principal Balance                       $ 1,054,859,245.31
      B. Initial Certificate Balance                         $ 1,474,263,764.33
      C. Pool Factor (Lines A / B)                               0.715515955036

VII.  Available Cash Collateral Account Information for Due Period

      A. Available Cash Collateral Amount                       $ 54,938,287.95
      B. Available Cash Collateral Amount Percentage            4.999999999954%

VIII. Required Cash Collateral Amount

      A. For the Current Collection Period                      $ 54,938,287.95
      B. For the Next Collection Period                         $ 52,742,962.27